Exhibit 99.2

Telomir Pharmaceuticals Announces Closing of Initial Public Offering

Baltimore, February 13, 2024 — Telomir Pharmaceuticals, Inc. (Nasdaq: TELO) (“Telomir” or the “Company”), a pre-clinical-stage pharmaceutical company focused on the development and commercialization of Telomir-1 as the first novel small molecule to lengthen the DNA’s protective telomere caps in order to affect age reversal, today announced the closing of its initial public offering of 1,000,000 shares of common stock at a public offering price of $7.00 per share. The gross proceeds to Telomir from the initial public offering were $7 million, before deducting underwriting discounts and commissions and other offering expenses. All the shares of common stock were offered by Telomir. The shares began trading on The Nasdaq Capital Market on February 9, 2024, under the ticker symbol “TELO.”

Kingswood Investments, a division of Kingswood Capital Partners LLC, acted as sole book-running manager for the initial public offering.

A registration statement on Form S-1 (File No. 333-275534) relating to shares of common stock sold in the initial public offering has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on February 8, 2024. The initial public offering is made only by means of a prospectus, copies of which may be obtained, when available, from: Kingswood Investments, via email at syndicate@kingswoodus.com or by calling 212-487-1080 or standard mail at Kingswood Capital Partners, LLC, 1111 Brickell Avenue, Suite 1820, Miami, Florida 33131. In addition, a copy of the final prospectus relating to the IPO may be obtained via the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Telomir Pharmaceuticals, Inc.

Telomir Pharmaceuticals, Inc. is a pre-clinical-stage pharmaceutical company focused on the development and commercialization of Telomir-1 as the first novel small molecule to lengthen the DNA’s protective telomere caps in order to affect age reversal. Its goal is to develop and commercialize new treatment options for age-related inflammatory conditions, with hemochromatosis as its initial clinical focus, and to thereafter expand the development of Telomir-1 to post-chemotherapy recovery as well as a broader range of other age-related inflammatory diseases and conditions such as osteoarthritis.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding completion, timing and anticipated size of the initial public offering and the expected commencement of trading on the Nasdaq.

Any forward-looking statements in this press release are based on Telomir’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, completion of the proposed public offering on the anticipated terms, or at all, market conditions and the satisfaction of customary closing conditions related to the initial public offering. These and other risks concerning Telomir’s programs and operations are described in additional detail in its registration statement on Form S-1, which is on file with the SEC. Telomir explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

For further information, please contact:

KCSA Strategic Communications

Phil Carlson

telomir@kcsa.com

Telomir Pharmaceuticals

info@Telomirpharma.com

(813) 864-2558